UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 26, 2016
Fiesta Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500, Dallas, Texas		75254
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (972) 702-9300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 27, 2016, Fiesta Restaurant Group, Inc. (the "Company") announced that Timothy P. Taft, Chief Executive Officer, President and a member of the Company's Board of Directors, will retire as the Company's Chief Executive Officer and President, and resign as a member of the Company's Board of Directors effective September 30, 2016.  Mr. Taft had previously informed the Company's Board of Directors on August 24, 2016 of his retirement, to be effective at the end of the 2016 fiscal year, as Chief Executive Officer, President and a director of the Company.   On September 27, 2016, the Company and Mr. Taft entered into an agreement (the "Agreement") whereby Company agreed to accelerate the time based vesting of 21,898 restricted shares of the Company's common stock previously issued to Mr. Taft under the Company's 2012 Stock Incentive Plan; provided that Mr. Taft remains an employee of the Company or continues to provide services to the Company through September 30, 2016.  Pursuant to the Agreement, Mr. Taft also agreed to extend the period of his covenant to not compete under the Executive Employment Agreement dated as of February 20, 2014 to two years from one year.

On September 27, 2016, the Company announced that Danny Meisenheimer, Chief Operating Officer, Pollo Tropical, will be appointed interim Chief Executive Officer and President effective September 30, 2016.  Mr. Meisenheimer has been Chief Operating Officer of Pollo Tropical since 2013.  Mr. Meisenheimer, age 56, served as Pollo Tropical’s Interim Chief Operating Officer from 2012 until 2013. In 2012, Mr. Meisenheimer served as Pollo Tropical’s Chief Brand Officer. Mr. Meisenheimer was Chief Operating Officer at Souper Salad, Inc. from 2010 to 2012 and Chief Brand Officer at Souper Salad, Inc. from 2008 to 2010.  Mr. Meisenheimer was Vice President, Brand Management at Pizza Inn, Inc. from 2005 to 2008.  Other than Mr. Meisenheimer's employment with the Company, Mr. Meinsenheimer does not have any other relationships with the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

On September 26, 2016, Todd Coerver, Chief Operating Officer and Vice President, Taco Cabana, resigned as Chief Operating Officer and Vice President, Taco Cabana, effective October 20, 2016.

On September 27, 2016, the Company issued a press release announcing the effective date of Mr. Taft's retirement as the Company's Chief Executive Officer, President and as a member of the Company's Board of Directors, the appointment of Mr. Meisenheimer as interim Chief Executive Officer of the Company and the resignation of Mr. Coerver as Chief Operating Officer, Taco Cabana, the entire text of which is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Fiesta Restaurant Group, Inc. Press Release, dated September 27, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date:	September 27, 2016

By	/s/ Joseph A. Zirkman
Name:	Joseph A. Zirkman
Title:	Senior Vice President, General Counsel and Secretary